Contact:  Susan B. Railey
          for shareholders and securities brokers
          (301) 468-3120
          Andrew P. Blocher
          for institutional investors
          (301) 231-0371
          James T. Pastore               FOR IMMEDIATE RELEASE
          for news media
          (202) 546-6451

                     CRIIMI MAE Reports Record Earnings for 1997

     ROCKVILLE, MD, February 20, 1998 -- (NYSE:CMM) -- CRIIMI MAE Inc., the Rockville, Maryland based full-service commercial mortgage company, today reported record earnings and dividends for 1997.

     Tax basis income available to common shareholders for 1997 was a record $54.1 million, 39 percent greater than the prior record of $39.0 million for 1996. Tax basis income per common share was $1.45 for 1997 compared to $1.27 for 1996. For 1997, GAAP basis net income available to common shareholders increased 50 percent to $47.7 million ($1.29 per basic share and $1.25 per share on a diluted basis) from the 1996 total of $31.7 million ($1.03 per share on both a basic and diluted basis).

     For the fourth quarter ending December 31, 1997, CRIIMI MAE reported tax basis income available to common shareholders of $14.3 million, or 36 cents per share. Tax basis income available to common shareholders was 40 percent greater than the $10.2 million, or 32 cents per share, reported for fourth quarter 1996. On a GAAP basis, fourth quarter 1997 net income available to common shareholders increased 29 percent to $11.6 million (29 cents per basic share and 28 cents per share on a diluted basis) from the $9.0 million (29 cents per basic share and 28 cents per share on a diluted basis) reported for the fourth quarter of 1996.

     The company paid a record quarterly common dividend of 37 cents per share on December 31, 1997. Total common dividends for 1997 were $1.42 per share, up 16% from $1.22 for 1996.

     The primary factor in greater tax and GAAP basis earnings has been an increase in recurring earnings due to growth in CRIIMI MAE's portfolio of subordinated commercial mortgage-backed securities (CMBS). Non-recurring capital gains for both tax basis and GAAP earnings have resulted from mortgage dispositions of a subsidiary which completed its planned final liquidation in 1997.
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
     For the year ended December 31, 1997, tax basis recurring earnings were $46.4 million, or $1.24 per common share, an increase of 50 percent over the $30.8 million, or $1.00 per common share, reported for 1996. On a GAAP basis, recurring earnings increased 44 percent from $26.2 million (85 cents per share on both a basic and a diluted basis) in 1996 to $37.9 million ($1.02 per basic share and 99 cents per share on a diluted basis) in 1997.

     Tax basis recurring earnings were $14.3 million for the fourth quarter, an increase of 40 percent from the $10.2 million reported for last year's fourth quarter. Tax basis recurring income per share was 36 cents for the fourth quarter of 1997 compared to 32 cents for the fourth quarter of 1996.

     CRIIMI MAE Chairman William B. Dockser said, "Our record earnings for 1997 reflect the successful growth of our core business and expansion into related business lines. During the year, we acquired more than $800 million of subordinated CMBS at a purchase price of approximately $554 million and increased our commercial servicing portfolio to approximately $16.5 billion. We continue to originate commercial real estate loans for our own securitization program."

1997 PERFORMANCE

     CRIIMI MAE acquired more than $800 million face amount of CMBS from 11 securitizations in 1997 at a cost of approximately $554 million. As a direct result of these acquisitions, CRIIMI MAE added $10 billion of additional servicing to its portfolio, including $2.2 billion of master servicing responsibilities. The servicing functions that CRIIMI MAE performs permits active oversight and management of its mortgage assets.

     The company successfully launched its "No-Lock" commercial mortgage program, originating more than $210 million of loans in 1997, including more than $183 million in the fourth quarter. The "No-Lock" mortgage product gives commercial borrowers the flexibility to prepay their mortgages at any time based on a predetermined schedule of prepayment penalties. CRIIMI MAE designed the "No-Lock" program to give the company a competitive edge with commercial mortgage borrowers. Unlike CRIIMI MAE's "No-Lock" program, most competing commercial mortgages impose prepayment lock-outs and yield maintenance premiums that serve to discourage or prevent prepayments.

     CRIIMI MAE raised net proceeds of $208 million in 1997, including $98 million through a five-year unsecured debt offering, and $15 million of convertible preferred equity. In early 1998, the company raised common equity of $34 million. Additionally, CRIIMI MAE exercised its put option to sell an additional 150,000 shares of preferred stock for a sale price of $15 million. These aggregate net proceeds will be used to repay working capital lines, acquire CMBS and/or fund commercial loan originations.

1998 BUSINESS STRATEGY

     CRIIMI MAE aims to increase recurring earnings for 1998 through the growth and expansion of its core business lines of acquiring, originating, securitizing and servicing commercial mortgages and mortgage related assets.

     CRIIMI MAE plans to originate more than $1 billion of commercial loans through the "No-Lock" program in 1998 and securitize these loans through two collateralized mortgage obligations (CMOs). The first CMO, scheduled for the second quarter, is expected to total in excess of $350 million.

     In the CMO, CRIIMI MAE will retain the mortgage loans on its books, with the intent to hold the loans until maturity or prepayment. The company will finance a portion of the loans by creating and placing investment grade securities with investors. The company will retain the balance of the cash flow. CRIIMI MAE will also serve as master and special servicer for the loan pool.

     CRIIMI MAE President H. William Willoughby said, "Mortgage lending and securitization are an integral part of our business plan in 1998. CRIIMI MAE will finance commercial mortgages through securitization in the capital markets. We expect to earn a positive spread between the rate we earn on mortgage loans and the rate paid to CMBS investors. In addition, the re-securitization of our own CMBS, scheduled for the second quarter, allows us to better match the duration of our assets and liabilities, reduce floating-rate, recourse debt and generate additional capital to fund growth."

     CRIIMI MAE plans to re-securitize subordinated CMBS with a face amount in excess of $1.5 billion in the second quarter of 1998. The transaction, similar to CRIIMI MAE's pioneering re-securitization of December 1996, is expected to match fund liabilities equal to approximately one-third of the face amount of the CMBS pledged, and generate excess proceeds to fund a portion of the 1998 business plan.

     CRIIMI MAE plans to purchase more than $600 million of CMBS during 1998. In conjunction with the Company's anticipated growth in the loan origination program and subordinated CMBS acquisitions, the servicing portfolio will increase accordingly. The additional servicing will provide the Company with the right to actively manage its assets, as well as generate additional income.

     CRIIMI MAE is a fully-integrated, full-service commercial mortgage company focused on originating, acquiring, securitizing and servicing commercial mortgages and mortgage-related assets. As of December 31, 1997, the company had assets of approximately $1.9 billion, including $1.1 billion of CMBS and $605 million of government-insured multifamily mortgages.

     Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially due to a number of factors, including general economic conditions, interest rates and other factors outlined in the company's SEC reports, including the company's annual report on Form 10-K for the fiscal year ended December 31, 1997.

                           CRIIMI MAE Inc.

                                   For the three months       For the twelve months
                                    ended December 31,         ended December 31,

                                    1997        1996           1997           1996
                                    ----        ----           ----           ----
TAX BASIS INCOME:
-----------------

Income:
 Mortgage Income                $12,344,297   $13,331,516  $ 49,341,904   $ 54,826,942
 Income from Subordinated CMBs   27,193,223    14,422,001    86,166,457     43,631,967
 Equity in earnings from          1,035,505     1,469,878     4,104,585      4,293,205
   investments
 Other investment income            748,532       515,107     2,151,246      2,118,570
                                  ---------     ---------     ---------     ----------
                                 41,321,557    29,738,302   141,764,192    104,858,664

Expenses:
 Interest expense                23,584,090    18,866,056    79,573,789     64,502,839
 General and administrative       1,970,524     1,902,308     9,457,552      7,235,267
 Fees to related party                   -         39,826         6,483        215,990
                                 -----------   ----------    ----------     ----------
                                 25,554,614    18,808,190    89,037,824     71,853,896
                                 -----------   ----------    ----------     ----------

Ordinary income                  15,766,943    10,830,112    52,726,388     32,914,788

Net gains on mortgage
  dispositions                      211,237       336,704     7,815,165      8,404,278
Capital Gain on installment
  Note                                    -       714,649             -              -
                                  ----------   ----------    ----------     ----------
 Tax basis income before
   preferred dividends          $ 15,978,180 $ 11,981,465  $ 60,541,533   $ 42,533,157
                                  ----------   ----------    ----------     ----------

Dividends paid on
  preferred shares                 1,688,604    1,798,733     6,472,540      3,526,451
                                  -----------   ----------    ----------     ----------

 Tax basis income available
  to common shareholders        $ 14,289,576 $ 10,182,732  $ 54,068,993   $ 39,006,706
                                  ----------   ----------    ----------     ----------

*Net of minority interest, where applicable

---------------------------------------------------------------------------------------
TAX BASIS INCOME PER SHARE:
--------------------------

Recurring income before
 gains from CFR                $      0.36  $      0.32   $      1.24    $      1.00
Capital gain from CFR                 0.00         0.00          0.21           0.27
                                  --------     --------       -------       --------
Total tax basis income
  per share                    $      0.36  $      0.32   $      1.45     $     1.27
                                ----------   ----------    ----------      ----------
Weighted Average Shares         40,131,551   31,374,163    37,334,034      30,773,621
                                ----------   ----------    ----------      ----------

-----------------------------------------------------------------------------------------
Dividends Paid on
  common shares                 $     0.37  $      0.32    $     1.42      $     1.22
                                 ---------   ----------     ---------       ----------


                                   For the three months       For the twelve months
                                    ended December 31,         ended December 31,

                                    1997        1996           1997           1996
                                    ----        ----           ----           ----

FINANCIAL STATEMENT NET INCOME (ON A CONSOLIDATED BASIS):

Income:

 Mortgage income               $  12,344,297  $  13,812,903 $  49,425,401  $ 56,911,670
 Income from Subordinated CMBS    24,975,547     13,800,068    79,669,816    41,713,126
 Equity in earnings from
   investments                       894,679      2,022,399     3,612,230     4,431,977
 Other investment income             848,420        629,976     2,609,354     2,898,646
                                ------------    -----------   ------------   ----------
                                  39,062,943     30,265,346   135,316,801   105,955,419
                                ------------    -----------   ------------  -----------
Expenses:
 Interest expense                 23,196,360     16,468,002    77,919,414    63,078,767
 General and administrative        1,908,963      1,940,427     9,570,861     7,409,143
 Fees to related party                     -         70,446        11,468       382,050
 Amortization of assets
  acquired in the Merger             719,391        719,391     2,877,564     2,881,824
 Adjustment to hedges for
  valuation and sales                      -         144,294        28,250      178,750
                                ------------     -----------    ----------    ---------
                                  25,824,714       19,342,560   90,407,557   73,930,534

Income before mortgage
 dispositions and minority
 interests in consolidated
 subsidiaries                     13,238,229       10,922,786   44,909,244   32,024,885
                                ------------      -----------   ----------   ----------

Net gains on mortgage
  dispositions                       200,141          333,350   17,343,481    9,601,360
Minority interests in
  consolidated subsidiaries         (179,502)        (464,081)  (8,065,109)  (6,386,388)
                                -------------      -----------  -----------  -----------
Net income                    $   13,258,868     $  10,792,055 $ 54,187,616 $ 35,239,857
                                -------------      -----------  -----------   ----------

Dividends paid on
  preferred shares                 1,688,604         1,798,733   6,472,540    3,526,451
                                -------------       -----------  ----------    ----------

Net Income available to
 common shareholders          $   11,570,264      $  8,993,322 $47,715,076  $31,713,406
                                ------------        ----------  ----------   -----------

------------------------------------------------------------------------------------------
FINANCIAL STATEMENT EARNINGS PER SHARE:
--------------------------------------

Recurring income before gains
 from CFR-Basic                $     0.29         $     0.29    $   1.02      $    0.85
Capital gain from CFR-Basic          0.00               0.00        0.27           0.18
                                ---------          ---------     -------       --------
Total GAAP basis income
  per share -Basic             $     0.29         $     0.29    $   1.29      $    1.03
                                ---------          ---------     -------        --------

Weighted Average Shares
  -Basic                       39,945,923          31,217,582  36,993,130     30,665,052
                               ----------          ----------  ----------     -----------

Recurring income before
  gains from CFR-Diluted       $     0.28         $     0.28    $   0.99      $    0.85
Capital gain from CFR-Diluted        0.00               0.00        0.26           0.18
                                ---------          ---------     -------       ---------
Total GAAP basis income
  per share -Diluted           $     0.28         $      0.28    $  1.25      $    1.03
                                ---------          ----------     ------       ---------

Weighted Average Shares
 -Diluted                      41,892,982          31,774,258  38,351,640    31,008,643
                               ----------          ----------  ----------    -----------

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
BALANCE SHEET DATA:
                                                  As of December 31,   As of December 31,
                                                         1997                 1996
                                                  ------------------   -------------------
Mortgages and mortgage security collateral       $     605,113,741      $     691,109,722

Subordinated CMBS                                $   1,114,479,846      $     564,335,400

Total assets                                     $   1,873,305,488      $   1,367,245,298

Shareholders' Equity                             $     444,980,987       $    346,671,263
